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                                                                   EXHIBIT 10.19

                           PENWEST BOARD COMPENSATION

     EQUITY                          REVISED COMPENSATION (3)
----------------        --------------------------------------------------------
Initial Grant           20,000 shares restricted stock, vesting 25% a year for 4
                        years. The date of grant will be day the director is
                        initially elected to the Board.

Annual Grant (2)        Election of either: (1) Options to purchase 12,000
                        shares or (2) 6,000 shares of restricted stock, in each
                        case 1 year vest; election to be made by director days
                        prior to grant date. The date of grant will be the first
                        business day of each year.

Every 4 years           12,000 shares of restricted stock every 4 years upon
                        final vesting of the Initial Grant for new directors or
                        the last 4 year grant

            ANNUAL FEES (4)(5)                         CASH OR RESTRICTED STOCK
--------------------------------------------          --------------------------
Annual Director Retainer                              $    20,000

Lead Director (6)                                          15,000

Audit Chair                                                15,000

Compensation Chair                                         10,000

Other Committee Chairs                                     10,000 Start Jan 1st

Audit Committee Non-Chair member                            5,000

Compensation Committee Non-Chair member                     3,000

Executive Committee Non-Chair member                        3,000

Nominating & Gov. Committee Non-Chair member                3,000

BOARD & MEETING FEES

Board in person                                       $     1,500

Board telephonic (discretion of Chairman)
                                                      $ 500-1,000

NOTES:

1. All stock options granted will have an exercise price equal to average of the high and low trading price of the Company's common stock on the date of grant.

2. All restricted stock grants will be made without requiring payment of additional consideration by the director.

3. All unvested options and restricted stock will vest in full upon a change in control of the Company.

4. Election can be made to receive fees in cash or restricted stock (or both). The number of shares will be determined by dividing the fees to be paid in stock by the average of the high and low trading price of the company's common stock on the date of grant. The date of grant will be the date on which the fees were earned.

5. Annual fees are paid in quarterly installments in the first business day of each calendar quarter.

6.    The Lead Director fee is in addition to the Annual Director Retainer.

Vesting of stock or options will be pro-rated for people leaving the Board prior to the end of their term.